Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date             30-Sep-99
Payment Date             25-Oct-99
Prior Payment Date       27-Sep-99


A  AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
   Initial Aggregate Discounted Lease Balance                                                         169,385,933.63

   Discounted Contract Balance, beginning                                                             165,149,715.66
   Discounted Contract Balance, ending                                                                161,055,504.56

B  PAST DUE LEASE PAYMENTS
   Past due balance, beginning                                                                            582,321.55
           Past due payments received (reimbursed per this report)                                        505,757.78
           Past dues on Non-Performing, Warranty and Adjusted Leases                                            0.00
           Past dues on Early Terminations                                                                      0.00
           New Net Advances (last month's current Contracts that became past due)                         639,143.41
           Past dues on Replacement Leases                                                                      0.00
                                                                                                      ---------------
   Past due balance, ending                                                                               715,707.18
                                                                                                      ===============

C  ADVANCE LEASE PAYMENTS
           Applied to Current from Prepaid                                                                      0.00
           Advance payments on Disqualified Leases                                                              0.00
           Received on Replacement Leases                                                                       0.00
           Received this month                                                                            314,838.44
                                                                                                      ---------------
   Total Advance Lease Payments Received                                                                  314,838.44
                                                                                                      ===============

D  SUBSTITUTIONS
   Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                        0.00
           Defaulted Leases and Adjusted Contracts provided with Substitute Leases                              0.00
                                                                                                      ---------------
   Defaulted Leases and Adjusted Contracts Substitued to date, ending                                           0.00
                                                                                                      ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                             0.00%

   Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                                     0.00
           Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                           0.00
                                                                                                      ===============
   Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                        0.00
                                                                                                      ===============

                                                                                                      ===============
   Total Substitutions, ending                                                                                  0.00
                                                                                                      ===============
   Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                         0.00%

E  RESERVE ACCOUNT
   Reserve Account balance, beginning                                                                   1,749,351.04
           Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)                   1,749,351.04
           Shortfall                                                                                            0.00
           Deposit from (Release to) Certificateholder                                                          0.00
                                                                                                      ===============
   Reserve Account balance, ending                                                                      1,749,351.04
                                                                                                      ===============

F  AVAILABLE FUNDS (COLLECTION ACCOUNT)
           Regular monthly Lease Payments                                                               4,010,372.04
           Reinvestment Income from Collection Account and Reserve Account                                      0.00
           Past due payments received                                                                     505,757.78
           Past due payments due on Early Termination (From Seller)                                             0.00
           Proceeds from Prepayments not replaced                                                         148,618.72
           Recoveries on Non-Performing Leases not Substituted                                                  0.00
           Servicer Advances                                                                              715,707.18
           Casualty and Termination Payments                                                                    0.00
           Expired Contract Proceeds                                                                            0.00
           Defaulted Contract Recoveries                                                                        0.00
           Advance Lease Payments                                                                         314,838.44
                                                                                                      ===============
   Total Available Funds                                                                                5,695,294.16
                                                                                                      ===============


G  PAYMENTS TO THE SERVICER AND TRUSTEE
           Past due payments received                                                                      582,321.55
           Past due payments advanced on Disqualified Leases                                                     0.00
           Advance payments on Disqualified Leases                                                               0.00
           Servicer Fee                                                                                     68,812.38
                                                                                                      ===============
   Total Payments to Servicer                                                                              651,133.93
                                                                                                      ===============
           Back-up Servicer Fee (3.0 bp)                                                                     4,128.74
           Indenture Trustee Fee (2 bp)                                                                      2,752.50
   Total Payments to Trustee                                                                                 6,881.24
                                                                                                      ===============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                            30-Sep-99
Payment Date                            25-Oct-99
Prior Payment Date                      27-Sep-99

PAYMENTS TO NOTEHOLDERS


                                      Beginning                                (Regular)  (Additional)             End    Percentage
                      Initial         of Period    Interest     Interest      Principal     Principal        of Period  of all Notes
Class                 Balance           Balance        Rate         Paid           Paid          Paid          Balance   Outstanding
------------------------------------------------------------------------------------------------------------------------------------
A-1             50,293,842.00     40,508,453.93      5.777%   182,013.49   4,094,211.10          0.00    36,414,242.83        23.24%
A-2             40,759,879.00     40,759,879.00      6.590%   223,839.67           0.00          0.00    40,759,879.00        26.01%
A-3             18,280,718.00     18,280,718.00      6.890%   104,961.79           0.00          0.00    18,280,718.00        11.67%
A-4             48,544,491.00     48,544,491.00      7.070%   286,007.96           0.00          0.00    48,544,491.00        30.98%
------------------------------------------------------------------------------------------------------------------------------------
Class A        157,878,930.00    148,093,541.93               796,822.90   4,094,211.10          0.00   143,999,330.83        91.91%
------------------------------------------------------------------------------------------------------------------------------------
B                7,434,742.00      7,434,742.00      7.300%    45,228.01           0.00          0.00     7,434,742.00         4.75%
C                3,936,040.00      3,936,040.00      8.070%    26,469.87           0.00          0.00     3,936,040.00         2.51%
D                1,312,013.00      1,312,013.00     10.480%    11,458.25           0.00          0.00     1,312,013.00         0.84%
------------------------------------------------------------------------------------------------------------------------------------
Total Notes    170,561,725.00    160,776,336.93               879,979.03   4,094,211.10          0.00   156,682,125.83       100.00%
------------------------------------------------------------------------------------------------------------------------------------
                   0.03076923

                                               Target
                        (defined)             Investor
                           Class             Principal                Class
Class                 Percentage                Amount               Floors
--------------------------------------------------------------------------------
A                       90.3377%        145,493,881.20
B                        6.2429%         10,054,455.40                    -
C                        3.3050%          5,322,947.14                    -
D                        1.1017%          1,774,315.26                    -

(Retained) Certificate Balance            4,373,378.73


Monthly Principal Amount                                            4,094,211.10
Overcollateralization Balance (prior)                               4,373,378.73
Overcollateralization Balance (current)                             4,373,378.73
Cumulative Loss Amount                                                      0.00
Additional Principal                                                        0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt.

Available Funds                                                     5,695,294.16
Reserve Account Draw                                                        0.00
Servicing Fee Paid & Reimb. of Advances                               651,133.93
Back-up Servicer Fee Paid                                               4,128.74
Trustee Fee Paid                                                        2,752.50
Note Interest Paid                                                    879,979.03
Note Principal Paid                                                 4,094,211.10
Reserve Account Deposit                                                     0.00
Remainder to Certificateholder                                         63,088.86

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                                  30-Sep-99
Payment Date                                  25-Oct-99
Prior Payment Date                            27-Sep-99

Delinquent Contracts

-----------------------------------------------------------------------------------------------------------------
Days Delinquent            Number of Leases       Agg Contract Balance        Percentage      Agg Monthly Payment
-----------------------------------------------------------------------------------------------------------------
Current                                 571             139,210,349.77            86.44%             4,010,372.04
1-30                                     96              19,699,119.06            12.23%               639,143.41
31-60                                    12               1,926,769.40             1.20%                66,291.49
61-90                                     9                 150,846.12             0.09%                10,272.28
91-120                                    4                  68,420.21             0.04%                     0.00
over 120                                  0                       0.00             0.00%                     0.00


Total                                   692             161,055,504.56           100.00%             4,726,079.22



** Minor differences attributable to rounding.






Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            30-Sep-99
Payment Date            25-Oct-99
Prior Payment Date      27-Sep-99

Prepayed Contracts

--------------------------------------------------------------------------------
Lease Number                       Lessee                        ADLB
--------------------------------------------------------------------------------
3284.3                Danella Rental Systems, Inc.            7,316.94
3284.34               Danella Rental Systems, Inc.            6,941.44
3284.35               Danella Rental Systems, Inc.            6,941.44
3673                  The Hanson Group, Ltd.                127,418.90

Total                                                       148,618.72
Lease Count                                                          4